[The First American Corporation Logo]

                         The First American Corporation
  1 First American Way o Santa Ana, California o (714)800-3000 o (800) 854-3643

Contact:
Tom Klemens                                           NEWS FOR IMMEDIATE RELEASE
Executive Vice President
& Chief Financial Officer
(714) 800-4402


              FIRST AMERICAN AND LANDAMERICA FORM JOINT VENTURE -
           ESTABLISHMENT OF ADVANCED TITLE INFORMATION DELIVERY SYSTEM
                      MARKS A NEW ERA IN TITLE AUTOMATION


       SANTA ANA, Calif.,- July 31, 2000 - The First American Corporation
(NYSE: FAF), the nation's leading provider of business information and related products and services, and LandAmerica Financial Group, Inc. (NYSE: LFG), a premier provider of title insurance and a broad range of real estate-related products and services, today announced that they have joined their efforts to create an advanced title information delivery system in order to reduce production costs, achieve automation objectives and improve overall operating efficiencies. By providing access to the nation's two largest title information databases with an established technology platform, the companies have created the most advanced and comprehensive title information delivery system in the world.

         Under the terms of the agreement, First American will contribute its Smart Title Solutions (STS) division, which it acquired in 1997 in partnership with Experian; and LandAmerica will contribute its Datatrace division. The combined entities will be called Data Trace Information Services, and, as majority owner, First American will act as the managing partner of the venture. The new Data Trace, with projected annual revenues in excess of $75 million, is a major step toward the creation of a standardized and centralized national network of title information databases.

        "For the first time ever, two title industry competitors are coming together as partners and making tremendous gains in developing a technology infrastructure that will effectively re-engineer the title production process," said Parker S. Kennedy, president of The First American Corporation. "The Data Trace system will allow production facilities anywhere in the nation to access a network of standardized databases."

         "We are committed to supporting the ongoing development of technology that results in improved operating efficiencies and responsive and cost-effective underwriting solutions," said Charles H. Foster Jr., chairman and chief executive officer of LandAmerica. "Data Trace customers will access technology that allows them to deliver quality service at lower costs."

         The Data Trace system, using the Internet, private networks and proprietary Web-enabled software, provides improved coverage by connecting a number of independent, regional title databases into a standardized title information data center. Title companies with local and regional databases, whose content is managed by the Data Trace system, gain access to national title information that allows them to expand their reach beyond the territory covered by their own data.

         By combining the four information sources used by title companies to render title decisions (title information, recorded document images, tax assessment and payment information) into a single desktop application, Data Trace provides a major step toward the development of a single-seat production system that offers the ability to search and process title transactions nationwide from a single location.

         Data Trace will maintain its headquarters in Anaheim Hills, Calif., with regional offices in major metropolitan areas such as Cleveland, Detroit, Dallas, Houston, Seattle, San Diego, Chicago, Phoenix, Honolulu and Ft.
Lauderdale, Fla. Mike Henney, who served as president of STS, has been named president of Data Trace.

         LandAmerica Financial Group, Inc., headquartered in Richmond, Va., is a premier provider of title insurance and a broad range of real estate-related products and services. LandAmerica, through its subsidiaries Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation and Transnation Title Insurance Company, services its residential and commercial customers with more than 600 offices throughout the United States, Canada, Mexico, Latin America and the Caribbean.

         The First American Corporation, based in Santa Ana, Calif., is the nation's leading provider of business information and related products and services. The corporation's three primary business segments include: title insurance and services; real estate information and services, which includes mortgage information services and database information and services; and consumer information and services, which provides home warranties; automotive, subprime and direct-to-consumer credit reporting; property and casualty insurance; property and automotive insurance tracking services; resident screening; pre-employment screening; investment advisory; and trust and banking services. Information about the company and an archive of its press releases can be found on the Internet at www.firstam.com.

         Any statements in this document that look forward in time involve risks and uncertainties, including but not limited to the following: the effect of interest rate fluctuations; changes in the performance of the real estate markets; the effect of changing economic conditions; general volatility in the capital markets; the demand for and the acceptance of the company's products; changes in applicable government regulations; continued consolidation among the company's significant customers; consolidation among significant competitors; the impact of the legal proceedings commenced by the California attorney general and related litigation; the continued ability to identify businesses to be acquired; and changes in the company's ability to integrate businesses which it acquires. The company's actual results, performance or achievement could differ materially from those expressed in, or implied by, any forward-looking statements, and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur or, if any of them do, what impact they will have on the results of operations or financial condition of the company.